                                                                   EXHIBIT 10.23

                             EMPLOYMENT AGREEMENT
                         dated as of November 5, 1992
                                   between
              America's Favorite Chicken Company (the "Company")
                                      and
                        Dick R. Holbrook ("Employee")

     WHEREAS, the Company desires to employ Employee and to enter into an agreement embodying the terms of such employment; and

     WHEREAS, Employee desires to accept such employment and to enter into such agreement;

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the parties agree as follows:

     1.    Term of Agreement.
           -----------------

     This Agreement shall be effective as of the date hereof and, unless earlier terminated pursuant to Section 9 hereof, shall terminate on the fifth anniversary of the Commencement Date (the "Termination Date").

     2.    Employment.
           ----------

     2.01       Position. Employee shall serve as Executive Vice President and
                --------
Chief Operating Officer of the Company and shall perform such duties consistent with his position as may be assigned to him from time to time by the Board of Directors of the Company.

     2.02       Time and Efforts.    Employee, so long as he is employed
                ----------------
hereunder, shall devote his full business time and attention to the services required of him hereunder, except as otherwise agreed and for vacation time and reasonable periods of absence due to sickness or personal injury, and shall use his best efforts, judgment and energy to perform, improve and advance the business and interests of the Company in a manner consistent with the duties of his position.

     3.    Base Salary.
           -----------

     Beginning on the Commencement Date and continuing during the term hereof, the Company shall pay Employee, in equal installments no less frequently than monthly, a base salary at the rate of no less than Two Hundred Thousand Dollars (U.S.$200,000.00) per annum. The Employee's base salary shall be reviewed by the Board of Directors of the Company on an annual basis.

     4.    BONUS.
           -----

     4.01       Grant of Bonus. Employee shal1 be entitled to an annual bonus
                --------------
(the "Bonus") determined as hereinafter provided.

     4.02       Determination of Amount of Bonuses. The amount of the Bonus, if
                ----------------------------------
any, payable to Employee with respect to any fiscal year of the Company shall be the percentage (set forth in Column B below) of the Base Salary for such fiscal year that conforms to the "Operating Result" for such fiscal year set forth in Column A. For any fiscal year of the Company, the "Operating Result" shall be the result obtained from the following calculation:

Operating Result = Performance Earnings Before Interest and Taxes
                   -----------------------------------------------------
                   Target Earnings Before Interest and Taxes

        A                                  B
                               Percent of Annual Base Salary
Operating Result               Payable to Employee as a Bonus
----------------               ------------------------------

less than 0.80                             0%

0.80 or greater but less than             40%
0.85

0.85 or greater but less than             45%
0.90

0.90 or greater but less than             50%
0.95

0.95 or greater but less than             55%
1.00

1.00 or greater                           60%    plus one and one-half (1-1/2%)
                                                 percent of each dollar of
                                                 Performance Earnings before
                                                 Interest and Taxes, or fraction
                                                 thereof, in excess of Target
                                                 Earnings before Interest and
                                                 Taxes up to a maximum bonus of
                                                 100% of Annual Base Salary.

     4.03       Determination of Performance Earnings before Interest and Taxes.
                ---------------------------------------------------------------
Performance Earnings before Interest and Taxes for purposes of Section 4 is defined to mean net income before extraordinary and nonrecurring items, interest, income taxes and cumulative effects of changes in accounting principles determined in accordance with generally accepted accounting principles ("GAAP") consistent with prior periods and such principles used in determining Target Earnings before Interest and Taxes. Performance Earnings before Interest and Taxes shall be determined annually by the Company and reviewed by the accounting firm auditing the financial statements of the Company. Any charge against earnings resulting from a difference in the fair market value of the Stock Options referred to in
Section 5.01 and the option price thereof shall be considered an "extraordinary item" for purposes of determining Performance Earnings before Interest and Taxes.

     4.04      Determination of Target Earnings before Interest and Taxes.
               ----------------------------------------------------------
Target Earnings before Interest and Taxes for any period shall be the projected Target Earnings before Interest and Taxes for such period as set forth in the Company's annual operating plan approved by the Board of Directors of the Company.

     4.05      Payment of Bonuses. If Employee is entitled to a bonus for any
               ------------------
fiscal year, an accounting will be furnished and payment will be made to Employee within fifteen (15) days following completion of the annual audit, but in no event later than 105 days following the end of each fiscal year.

     4.06      First Bonus Period. Notwithstanding anything herein to the
               ------------------
contrary, at the end of the fiscal year of the Company in which the Commencement Date occurs, Employee shall be entitled to a Bonus equal to 60% of base salary of Employee prorated for the number of months or portion thereof from the Commencement Date to the end of the then-current fiscal year, but in no event less than three (3) months.

     4.07      Termination of Employment. If Employee's employment hereunder
               -------------------------
shall terminate other than pursuant to Section 9.04 and on or before the first anniversary of the Commencement Date, the Bonus to which the Employee would have been entitled for the fiscal year in which such termination occurs shall be prorated for the number of full months elapsed in such fiscal year prior to such termination. If Employee's employment hereunder shall terminate other than pursuant to Section 9.04 and following the first anniversary of the Commencement Date, the Employee shall receive the Bonus to which he would have been entitled for the entire fiscal year in which such termination occurs. If Employee's employment hereunder shall terminate pursuant to Section 9.04, no Bonus shall be payable to Employee for the fiscal year in which such termination occurs.

     5.    Stock Options; Registration RightS; Shareholder's Agreement.
           ------------------------------------------------------------

     5.01      Stock Options. The Company will grant to Employee options (the
               -------------
"Options") to purchase 170,500 shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), representing 1.5% of the fully diluted Common Stock, on and as of the Commencement Date. The Options shall be granted pursuant to the terms of the Company's 1992 Stock Option Plan (the "Plan"), a copy of which is attached hereto as Exhibit "A," and the Nonqualified Stock Option Agreement (the "Stock Option Agreement"), a copy of which is attached hereto as Exhibit "B." The Company shall execute and deliver to Employee the Stock Option Agreement simultaneous with the execution of this Agreement.

     5.02      Registration Rights. The Company and Employee shall enter into
               -------------------
the Registration Rights Agreement (the "Registration Rights Agreement"), a copy of which is attached hereto as Exhibit "C," simultaneous with the execution of this Agreement.

     5.03 Shareholders' Agreement. The Employee shall enter into the
          -----------------------
Shareholders' Agreement (the "Shareholders' Agreement), a copy of which is attached hereto as Exhibit "D," simultaneous with the execution of this Agreement.

     6.    Employee Benefits.
           -----------------

     Employee shall be provided employee benefits, including $500,000.00 face amount of life insurance, (assuming standard rates), health, accident and disability insurance under the Company's plans, policies and programs available to senior executive officers of the Company, in accordance with the provisions of such plans, policies and programs governing eligibility and participation.

     7.   Perquisites.
          -----------

     7.01      Automobile and Car Phone Allowances. The Company shall provide
               -----------------------------------
Employee with an automobile allowance in the amount of $750.00 per month and a car phone allowance in the amount of $150.00 per month.

     7.02      Vacation. Employee shall be entitled to four (4) weeks paid
               --------
vacation each year during the term hereof.

     7.03      Other Perquisites.    Employee shall be provided additional
               -----------------
perquisites in accordance with the Company's policies for similarly situated senior executives of the Company.

     8.   BUSINESS EXPENSES.
          -----------------

     All reasonable and customary business expenses incurred by Employee in the performance of his duties hereunder shall be paid or reimbursed by the Company in accordance with the Company's policies.

     9.   Termination of Employment.
          -------------------------

     9.01      Definitions. For purposes of this Section 9, the following terms
               -----------
shall have the following meanings:

          (a)  Cause. The term "Cause" shall mean (i) Employee commits fraud or
               -----
is convicted (all appeals final) of a crime involving moral turpitude, (ii) Employee, in carrying out his duties hereunder, has been guilty of gross neglect or gross misconduct resulting in material harm to the Company or any of its affiliates, (iii) Employee shall have repeatedly refused to follow or comply with the duly promulgated directives (consistent with his position) of the board of directors of the Company or the President, or (iv) Employee otherwise materially breaches this agreement and, if such breach is susceptible to cure, fails to cure such breach within thirty (30) days of receipt of written notice thereof from the Company.

          (b)  Disability. The term "Disability" shall mean the good faith
               ----------
determination of the board of directors of the Company that Employee has failed to or has been unable to perform his duties as the result of any physical or mental disability for an aggregate of ninety (90) calendar days in any period of 365 calendar days.

     9.02.     Termination upon Death or Disability. If Employee's employment is
               ------------------------------------
terminated due to his death or Disability, the Company shall pay to the estate of Employee or to the Employee, as the case may be, within fifteen (15) days following Employee's death or upon his termination in the event of Disability, all amounts payable to Employee through the date of termination pursuant to Sections 3, 4, 5, 6, 7 and 8. In addition the Company shall pay to Employee the Bonus payable pursuant to Section 4.07 hereof.

     9.03      Termination for other than Death or Disability or for Cause. If
               -----------------------------------------------------------
Employee's employment is terminated by the Company other than (i) by reason of his death or Disability or (ii) for Cause, the Company shall pay to Employee, in addition to any amounts unpaid under Sections 3, 4, 5, 6, 7 and 8, severance pay, as shown below:

       Date of Termination                       Severance Pay
       -------------------                       -------------

On or before second anniversary of             1 times Base Salary
Commencement Date

After second anniversary and on or             1 1/2 times Base Salary
before third anniversary of
Commencement Date

After third anniversary and on or              2 times Base Salary
before fourth anniversary of
Commencement Date

After fourth anniversary of                    2 1/2 times Base Salary
Commencement Date

     In addition, all other employee benefits then being provided to Employee as of the date of termination shall be continued for one year, and the Company shall pay to Employee the Bonus payable to the Employee pursuant to Section 4.07 hereof.

     9.04      Voluntary Termination by Employee or Termination for Cause.
               ----------------------------------------------------------
Employee may terminate his employment hereunder at any time whatsoever, with or
without cause, upon thirty (30) days written notice to the Company.    The
Company may terminate Employee's employment hereunder at any time without notice for Cause. In the event Employee's employment is terminated voluntarily by Employee or by the Company for Cause:

          (a) The Company shall pay to Employee upon such termination all amounts then due under Sections 3, 4, 5, 6, 7 and 8, prorated through the date of termination for the year in which he is terminated; and

          (b) The Company shall be under no obligation to make severance payments to Employee.

     9.05      Additional Termination Benefits.     Any further benefits
               -------------------------------
payable following any termination of Employee's employment shall be determined in accordance with plans, policies and practices of the Company at the time of termination.

     10.  Change of Control; Change in Responsibilities.
          ---------------------------------------------

     Upon the occurrence of any of the following events:

          (a) the dissolution or liquidation of the Company, or a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the owners of all of the outstanding shares of Common Stock immediately prior to such reorganization, merger or consolidation own in the aggregate less than 50% of the outstanding shares of Common Stock of the Company or any other entity into which the Company shall be merged or consolidated immediately following the consummation thereof, or the sale, transfer or other disposition of all or substantially all of the assets or more than 50% of the then outstanding shares of Common Stock of the Company (a "Change in Control");

          (b) there is a material diminution of or change in Employee's responsibilities, duties, title, or reporting relationship that is not initiated or consented to by Frank J. Belatti, or the Company's principal office is relocated more than forty-five (45) miles from its location immediately prior to such event (a "Change in Responsibilities"); provided that a relocation of principal office to Atlanta, Georgia shall not be deemed a Change of Responsibilities hereunder;

at Employee's election within ninety (90) days following the occurrence of any such event, Employee may terminate this Agreement and in such event Employee shall be deemed to have been terminated by the Company other than for Cause and all amounts payable to Employee pursuant to Section 9.03 shall become immediately due and payable.

     Except as expressly contemplated by this Agreement, or in any other agreement referred to in Section 5 hereof, no merger, reorganization, recapitalization, sale of stock, sale of assets or other change in the capital structure of the Company or in the identity of the legal or beneficial owners of the Company shall affect the obligations of the Company or Employee hereunder.

     11.  Representations and Warranties of Company. The Company hereby
          -----------------------------------------
represents, warrants, covenants and agrees as follows:

     11.01     Organization. The Company is a corporation, duly organized,
               ------------
validly existing, and in good standing under the laws of Minnesota and all other jurisdictions in which it transacts business, and has full power and authority to own or lease and operate its properties as now being owned or leased and operated and to carry on its business as now being conducted.

     11.02     Authority. The Company has the power, legal capacity and
               ---------
authority to enter into and perform this Agreement. The execution, delivery, and performance of this Agreement the Belatti Non-Qualified Stock Option Agreement, the Registration Rights Agreement and Shareholders Agreement, of even date herewith, have been duly and validly authorized and approved by all necessary corporate action on the part of the Company and each such Agreement constitutes and will constitute the valid, legal and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws of general applicability relating to or affecting creditors' rights, or by general equitable principles.

     11.03      Stock Reserve. The Company has set aside and shall maintain, and
                -------------
in the future shall set aside and maintain, if necessary, a sufficient number of authorized but unissued shares of its Common Stock as may be necessary to satisfy the rights of Employee under the Belatti Non-Qualified Stock Option Agreement.

     12.  Indemnification.
          ---------------

     (a) The Company hereby indemnifies and agrees to hold harmless Employee against all liabilities, obligations, claims, demands, actions, causes of action, lawsuits, judgments, expenses and costs, including but not limited to the reasonable costs of investigation and attorney's fees, incurred by the Employee as a result of any threat, demand, claim, action or lawsuit, made, instituted or initiated against the Employee by Alvin C. Copeland, Sr., or any relative of Alvin C. Copeland, Sr. by blood or by marriage, A1 Copeland Enterprises, Inc., Diversified Foods and Seasonings, Inc., or any other person or entity controlling, controlled by, or under common control with such persons or entities which arises out of, results from, or relates to this Agreement or any action taken or omitted by the Employee as a result of the relationship created by this Agreement, except for Employee's own gross negligence or willful misconduct.

     (b) If any claim suit or other legal proceeding shall be commenced, or any claim or demand be asserted against the Employee and Employee desires indemnification pursuant to this paragraph, Employee shall be notified to such effect with reasonable promptness and shall have the right to assume at its full cost and expense the entire control of any legal proceeding, subject to the right of the Employee to participate (at his full cost and expense and with counsel of his choice) in the defense, compromise or settlement thereof. The Employee shall cooperate fully in all respects with the Company in any such defense, compromise or settlement, including, without limitation, making available to the Company all pertinent information under the control of the Employee. The Company will not compromise or settle any such action, suit, proceeding, claim or demand without the prior written approval of the Employee which approval will not be unreasonably withheld or delayed.

     (c) The provisions of this paragraph 12 shall survive the termination of this Agreement for any reason whatsoever for a period of twenty (20) years.

     13.  Arbitration.
          -----------
     In the event that any dispute should arise between the parties under or in connection with any aspect of this Agreement, and such dispute shall not have been resolved by the parties within sixty (60) days after it arose, then either party may submit such dispute to arbitration. An election to submit a dispute to arbitration shall be deemed to have been made if either party shall give the other party written notice, within seventy-five (75) days after the dispute arose, of its election to arbitrate. In the event arbitration is so elected, such arbitration shall be conducted by a single arbitrator agreeable to Employee and the Company. If the parties are unable to agree upon a single arbitrator, they shall each select an arbitrator, and the two (2) arbitrators shall choose a third arbitrator. A majority of the three (3) arbitrators shall determine the dispute or controversy. Each party shall pay the expenses of any arbitrator chosen by it, and the parties shall share equally in the expenses of any arbitrator chosen by the two (2) arbitrators. Such arbitration shall be conducted in a mutually agreeable location (or if a location cannot be agreed upon, in the city of the Company's principal office), under the rules of the American Arbitration Association. The award rendered by the arbitrators shall specify the findings of fact upon which it is based and the reasons for such award with reference to and reliance on applicable laws. Judgment upon such award may be entered in any court having jurisdiction thereof. The Company and the Employee consent to the jurisdiction of the state where the arbitration proceeding is to be held pursuant to the terms hereof, for the purposes of entering judgment with respect to such award. Once any judgment, determination, order or award shall be made hereunder by a court or a panel of arbitrators, as the case may be (and shall become "final" as hereinafter defined), the parties shall promptly comply with the terms of such judgment, determination, order or award. A judgment, determination, order or award shall be "final" if any and all appeals available therefrom shall have been resolved or if twenty (20) days shall have elapsed from the rendering or issuance of any such judgment, determination, order or award (or of any decision of any appeal therefrom) and neither party shall have commenced and be continuing to diligently prosecute any such appeal or further appeal.

    14.  Attorney's Fees and Expenses.
         ----------------------------
    Except as otherwise provided in Section 12 above, in the event of any dispute arising under or in connection with any aspect of this Agreement, the prevailing party shall recover from the other party all costs and expenses, including attorney's fees, incurred in connection with resolving such dispute.

    15.  Amendments.
          ----------
    This agreement may not be altered, modified or amended except by a written instrument signed by each of the parties hereto.

    16.  Successors.
         ----------
    As used in this agreement, the term the Company shall include any successors to all or substantially all of the business and/or assets of the Company which assume and agree to perform this agreement.

     17.  Assignment.
          ----------

     Neither this agreement nor any of the rights or obligations of either party hereunder shall be assigned or delegated by any party hereto without the prior written consent of the other party, except that the Company may without the consent of Employee assign its rights and delegate its duties hereunder to any successor to the business of the Company. No such assignment however, shall relieve the Company from any of its liabilities hereunder.

     18.  Waiver.
          ------

     Waiver by any party hereto of any breach or default by any other party of any of the terms of this agreement shall not operate as a waiver of any other breach or default, whether similar to or different from the breach or default waived.

     19.  Severability.
          ------------

     In the event that any one or more of the provisions of this agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

     20.  Survival.
          --------

     Notwithstanding anything herein to the contrary, the provisions of Sections 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 17 survive the termination of this Agreement.

     21.  Entire Agreement.
          ----------------

     This agreement contains the entire understanding of the parties with respect to the employment of Employee by the Company. There are no restrictions, agreements, promises, warranties, covenants or undertakings other than those expressly set forth herein. This agreement supersedes all prior agreements, arrangements and understandings between the parties, whether oral or written, with respect to the employment of Employee.

     22.  Notices.
          -------

     Notices and all other communications provided for in this agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by United States registered mail, return receipt requested, postage prepaid, addressed as follows:

          If to Employee to:.





          If to the Company to:

          America's Favorite Chicken Company
          Suite 1570
          2500 Windy Ridge Parkway
          Marietta, GA 30067

or to such other address or such other person as Employee or the Company shall designate in writing in accordance with this Section 21 except that notices regarding changes in notices shall be effective only upon receipt.

     23.  Headings.
          --------

     Headings to Sections in this agreement are for the convenience of the parties only and are not intended to be a part of, or to affect the meaning or interpretation of, this agreement.

     24.  Governing Law.
          -------------

     The agreement shall be governed by the laws of the State Minnesota without reference to the principles of conflict of laws.

     IN WITNESS WHEREOF, the Company has caused this agreement to be executed and Employee has hereunto set his hand as of the day and year first above written.

                                    COMPANY:

                                    AMERICA'S FAVORITE CHICKEN
                                      COMPANY

                                    By: /s/ Frank J. Belatti
                                       ----------------------------

                                    Title: ________________________

                                    Employee:
                                     /s/ Dick R. Holbrook
                                     ------------------------------
                                         DICK R. HOLBROOK

                                      11